UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 9, 2025

First Eagle Private Credit Fund
(Exact name of registrant as specified in its charter)

Delaware	814-01642	87-6975595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1345 Avenue of the Americas
New York, NY	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212)
698-3300
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On April 9, 2025 (the “
Closing Date
”), First Eagle Private Credit Fund (the “
Fund
”) entered into a Loan and Security Agreement (the “
Loan Agreement
”), as parent, with First Eagle Private Credit Fund BSL SPV I, LLC, a wholly owned subsidiary of the Fund, as borrower (the “
Borrower
”), First Eagle Alternative Credit, LLC, as portfolio manager, the lenders party thereto, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, U.S. Bank National Association, as securities intermediary, and JPMorgan Chase Bank, National Association, as administrative agent, that provides a secured credit facility of $100.0 million with a reinvestment period ending April 9, 2028 and a final maturity date of April 9, 2030. The Loan Agreement also provides for a feature that allows the Borrower, under certain circumstances, to increase the overall size of the Loan Agreement to a maximum of $250.0 million.
The obligations of the Borrower under the Loan Agreement are secured by substantially all assets held by the Borrower. The interest rate charged on the Loan Agreement is based on an applicable benchmark (Term SOFR) plus a margin of 1.55%, subject to increase from time to time pursuant to the terms of the Loan Agreement. Interest is charged based on minimum funding amounts set forth in a prescribed schedule. In addition, the Borrower will pay, among other fees, a commitment fee on the undrawn balance. Under the Loan Agreement, the Fund and the Borrower, as applicable, have made representations and warranties regarding their businesses, among other things, and are required to comply with various covenants, servicing procedures, reporting requirements and other customary requirements for similar facilities. The Loan Agreement includes usual and customary events of default for such facilities of this nature.
Proceeds from the Loan Agreement must be used for the purposes permitted in the Loan Agreement, including purchasing the loans or other portfolio investments or, subject to the satisfaction of certain conditions, for general corporate purposes, which includes payment of dividends or distributions by the Borrower to the Fund.
Borrowings under the Loan Agreement are subject to various covenants and leverage restrictions contained in the Investment Company Act of 1940, as amended.
Certain of the participants in the Loan Agreement and their respective affiliates have engaged in, and may in the future engage in, investment banking, advisory roles and other commercial dealings in the ordinary course of business with the Fund and/or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement attached hereto as Exhibit 10.1 to this current report on Form
8-K
and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

10.1	Loan and Security Agreement, dated April 9, 2025, among First Eagle Private Credit Fund, as parent; First Eagle Private Credit Fund BSL SPV I, LLC, as borrower; First Eagle Alternative Credit, LLC, as portfolio manager; U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator; U.S. Bank National Association, as securities intermediary; JPMorgan Chase Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST EAGLE PRIVATE CREDIT FUND

Date: April 11, 2025	By:	/s/ Sabrina Rusnak-Carlson
	Name:	Sabrina Rusnak-Carlson
	Title:	General Counsel and Secretary